Exhibit 7
CONSENT AND AGREEMENT TO JOINT FILING
Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of the undersigned persons does hereby consent to and agree to jointly file with the Securities and Exchange Commission a Schedule 13D on behalf of each of them with respect to their beneficial ownership of Class B-4 Common Stock, Par Value $0.01 Per Share, of IMH Financial Corporation, and any future amendments thereto as may be required from time to time.
Dated: June 17, 2011

DESERT STOCK ACQUISITION I LLC a Delaware limited liability company
By:	/s/ Andrew N. Stark
	Name:	Andrew N. Stark
	Title:	Authorized Signatory

NWRA VENTURES I, LLC a Delaware limited liability company
By:	/s/ Andrew N. Stark
	Name:	Andrew N. Stark
	Title:	Authorized Signatory

NWRA VENTURES MANAGEMENT I, LLC a Delaware limited liability company
By:	/s/ Andrew N. Stark
	Name:	Andrew N. Stark
	Title:	Authorized Signatory

NWRA RED ROCK I, LLC a Delaware limited liability company
By:	/s/ Andrew N. Stark
	Name:	Andrew N. Stark
	Title:	Authorized Signatory

JUNIPER NVM, LLC a Delaware limited liability company

By:	/s/ Jay Wolf

Name: Jay Wolf
Title: Authorized Signatory

FIVE MILE CAPITAL II IMH INVESTMENT SPE LLC a Delaware limited liability company

By:	FIVE MILE CAPITAL II EQUITY POOLING LLC, a Delaware limited liability company, its sole member

By:	FIVE MILE CAPITAL PARTNERS LLC, a Delaware limited liability company, its manager

By:	/s/ James G. Glasgow Jr.

Name: James G. Glasgow Jr.
Title: Managing Director

FIVE MILE CAPITAL II EQUITY POOLING LLC, a Delaware limited liability company

By:	FIVE MILE CAPITAL PARTNERS LLC, a Delaware limited liability company, its manager

By:	/s/ James G. Glasgow Jr.

Name: James G. Glasgow Jr.
Title: Managing Director

FIVE MILE CAPITAL PARTNERS LLC, a Delaware limited liability company

By:	James G. Glasgow Jr.

Name: James G. Glasgow Jr.
Title: Managing Director